Exhibit 10.86

ALLEN MATKINS LECK GAMBLE & MALLORY LLP

TODD E. WHITMAN (BAR NO. 173878)

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067-6019

Phone: (310) 788-2400

Fax: (310) 788-2410

Attorneys for Plaintiff

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA – UNLIMITED JURISDICTION

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership,	Case No.
STIPULATION FOR ENTRY OF JUDGMENT
Plaintiff,

v.

PROXIM WIRELESS NETWORKS, INC., f/k/a PROXIM, INC., a Delaware corporation, PROXIM CORPORATION, a Delaware corporation and DOES 1 through 5,

Defendants.

IT IS HEREBY STIPULATED by and between the parties hereto, that a Judgment in favor of plaintiff CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P. (“plaintiff”) and against defendants PROXIM WIRELESS NETWORKS, INC. f/k/a PROXIM, INC. and PROXIM CORPORATION (“defendants”), may be entered by the Court, subject to the terms and conditions herein, as follows:

1.                                       Plaintiff’s predecessor-in-interest CARRAMERICA REALTY

CORPORATION and defendant PROXIM WIRELESS NETWORKS, INC., f/k/a PROXIM, INC. are parties to that certain lease (the “Lease”) dated August 25, 1999 for premises commonly known as Building A, located at 510 DeGuigne, Sunnyvale, California; Building B, located at 935 Stewart Drive, Sunnyvale, California; and Building C, located at 945 Stewart Drive, Sunnyvale, California (the “Premises”). Pursuant to the terms of that certain Lease Termination Agreement of even date herewith, entered into by and between plaintiff and defendants, a true and correct copy of which is attached hereto as Exhibit A, the terms of which are expressly incorporated herein, plaintiff and defendants have agreed, among other things, that, subject to the satisfaction or waiver of the conditions set forth in Section 3.2 of the Lease Termination Agreement, defendants shall vacate and surrender the Premises on or before June 15, 2005 (the “Delivery Date”) in strict accordance with the terms and conditions of the Lease Termination Agreement.

2.                                       Plaintiff shall not file this Stipulation, seek entry of judgment, deliver a Writ of Possession to the Sheriff of this County, or otherwise cause the Sheriff to take any action to remove defendants from the Premises, unless defendants fail to deliver possession of the Premises to plaintiff on or before the Delivery Date as provided in the Lease Termination Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 3.2 of the Lease Termination Agreement. Defendants agree that a Writ of Possession shall be issued by the Clerk of the Court, ex parte, upon notice to defendant’s counsel that complies with the ex parte notice requirements set forth in California Rules of Court Rule 379 and upon a showing by declaration under penalty of perjury by plaintiff or plaintiff’s counsel or other representative of plaintiff that defendants have failed to vacate the Premises by the Delivery Date as required under the Lease Termination Agreement, upon satisfaction or waiver of the conditions set forth in Section 3.2 of the Lease Termination Agreement.

3.                                       The Judgment entered pursuant to this Stipulation, if any, shall provide that the Lease is forfeited.  Nothing contained herein shall affect plaintiff’s rights to recover any amounts due and owing to plaintiff as may be permitted by the terms and conditions of the

Lease Termination Agreement.

4.                                       The Judgment entered pursuant to this Stipulation, if any, shall become final for all purposes on entry thereof, and defendants waive all right to appeal, seek any trial, to attempt to modify or assert a set-off, to seek any stay of execution, to seek relief from forfeiture, or to move to set aside the terms of this Stipulation. Defendants further acknowledge that this Stipulation will constitute defendants’ first appearance in this action and that defendants shall only be entitled to raise as a defense that the conditions set forth in Section 3.2 of the Lease Termination Agreement have not been satisfied or waived. Defendants waive any right to vary the terms of the Stipulation, whether such right may arise from the powers inherent to this Court or through any decisional or statutory law.

5.                                       An executed copy of this Stipulation may be used in lieu of the original for all purposes, including filing with the Court. The Judgment entered pursuant to this Stipulation shall be in any form consistent with the terms of this Stipulation and the Lease Termination Agreement.

6.                                       Defendants have not relied on any representation from plaintiff or plaintiff’s counsel which is not set forth in this Stipulation or the Lease Termination Agreement. Defendants represent that they have consulted with their own legal counsel before executing this Stipulation. Defendants acknowledge receipt of a copy of this Stipulation.

7.                                       This Stipulation can be executed in facsimile counterparts by the parties and a copy may be filed in lieu of an original.

PLAINTIFF:	DEFENDANTS:

DATED:	DATED:

CARRAMERICA REALTY OPERATING	PROXIM WIRELESS NETWORKS, INC.,
PARTNERSHIP, L.P.	f/k/a PROXIM, INC.

By	By

Its	Its

By

Its

PROXIM CORPORATION

By

Its

By

Its

APPROVED AS TO FORM:

DATED:

ALLEN MATKINS LECK GAMBLE & MALLORY LLP

By
TODD E. WHITMAN
Attorneys for Plaintiff
CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

DATED:

WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

By
SUSAN REINSTRA
Attorneys for Defendants
PROXIM WIRELESS NETWORKS, INC.
f/k/a PROXIM, INC. and PROXIM CORPORATION